FOR IMMEDIATE RELEASE:

Investor Relations contact:
Marc Passalacqua
Tel: 415-278-7933
investor_relations@gymboree.com

Media Relations contact:
Tel: 415-278-7493
media_relations@gymboree.com

The Gymboree Corporation Reports Second Quarter 2013 Results

San Francisco, Calif., September 12, 2013 – The Gymboree Corporation (the “Company”) today reported consolidated financial results for its quarter ended August 3, 2013.

Net sales for the quarter were $290.9 million, an increase of 8.2% compared to $268.8 million in net sales for the same quarter last year. Comparable sales for the quarter decreased 3% versus the same quarter last year.

Gross profit for the quarter was $107.1 million, or 36.8% of net sales, compared to $89.2 million, or 33.2% of net sales, for the same quarter last year. Excluding purchase accounting adjustments of $2.5 million and $3.0 million for the second quarter of this year and last year, respectively, relating to the November 2010 acquisition of the Company by Giraffe Holding, Inc., an entity majority-owned by investment funds sponsored by Bain Capital Partners, LLC (the “Acquisition”), gross profit was $109.6 million, or 37.7% of net sales, and $92.2 million, or 34.3% of net sales, for the second quarter of this year and last year, respectively (see Exhibit D).

SG&A expense for the quarter was $102.0 million, or 35.1% of net sales, compared to $95.6 million, or 35.6% of net sales, in the same quarter last year. Results for the second quarter of this year and last year include $3.3 million and $5.3 million, respectively, of additional costs resulting from the Acquisition, including the effect of purchase accounting adjustments, and other adjustments. Excluding these expenses, SG&A expense for the second quarter of this year and last year was $98.7 million, or 33.9% of net sales, and $90.3 million, or 33.6% of net sales, respectively (see Exhibit D).

Net loss for the quarter was $9.3 million compared to a net loss of $14.1 million for the same quarter last year.

Net loss attributable to The Gymboree Corporation before interest, income taxes and depreciation and amortization, adjusted for other items (“Adjusted EBITDA”), increased 50.9% to $24.8 million for the quarter compared to $16.4 million for the same quarter last year. Adjusted EBITDA is not a performance measure under GAAP. See “Non-GAAP Financial Measures” below. A reconciliation of net income (loss) attributable to The Gymboree Corporation to Adjusted EBITDA presented herein is included in Exhibit D of this press release.

Balance Sheet Highlights

There were no borrowings outstanding under the ABL as of the end of the quarter and approximately $139.4 million of undrawn availability.

Cash at the end of the quarter was $26.8 million compared to $54.6 million at the end of the same quarter last year, reflecting the pay down of approximately $51.6 million of debt since the end of the second quarter last year.

Capital expenditures for the fiscal year to date were $23.2 million, with the majority of the cash used to fund the opening of 26 new stores during the quarter.

Inventory balances at the end of the quarter were $215.0 million compared to $220.2 million at the end of the same quarter last year. Compared to the same quarter last year, inventory cost on a per square foot basis was down 12%, while inventory units on a per square foot basis were down in the mid single digits.

Fiscal 2013 Business Outlook

Full Year

For the fiscal year ending February 1, 2014, the Company continues to expect Adjusted EBITDA to grow modestly over last year and comparable sales are now expected to be down low single digits compared to last year. Based on this guidance, the Company expects to generate sufficient cash flow to service its debt and invest in the business to drive long term growth.

New Stores

The Company now plans to open approximately 85 new stores during the fiscal year, with the majority being Crazy 8 stores.

Capital Expenditures

The Company anticipates capital expenditures of approximately $50 million during the fiscal year.

Non-GAAP Financial Measures

The Company defines "Adjusted EBITDA" as net income (loss) attributable to The Gymboree Corporation before interest (income) expense, income tax expense (benefit), and depreciation and amortization ("EBITDA") adjusted for other items, including loss on extinguishment of debt, non-cash share-based compensation, loss on disposal/impairment of assets and sponsor management fees and expenses, as well as the impact of purchase accounting adjustments resulting from the Acquisition.

Adjusted EBITDA is a non-GAAP measure but is considered an important supplemental measure of the Company's performance and is believed to be frequently used by securities analysts, investors and other interested parties in the evaluation of similar retail companies. Adjusted EBITDA is not a presentation made in accordance with GAAP and the Company's computation of Adjusted EBITDA may vary from others in the industry. Adjusted EBITDA should not be considered an alternative to operating income or net income, as a measure of operating performance or cash flow, or as a measure of liquidity. Adjusted EBITDA has important limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP. See Exhibit D for a reconciliation of Adjusted EBITDA to net loss attributable to The Gymboree Corporation.

Webcast and Conference Call Information

The Gymboree Corporation will host a conference call to discuss its second quarter fiscal 2013 results today at 1:00p.m. Pacific Time. To listen live over the internet, please log on to www.gymboree.com, click on "Company Information" at the bottom of the page, go to "Investors & Media" and then "Conference Calls & Webcasts." A replay of the call will be available two hours after the broadcast through midnight PT, Thursday, September 19, 2013, at 855-859-2056, passcode 32575799.

About The Gymboree Corporation

The Gymboree Corporation’s specialty retail brands offer unique, high-quality products delivered with personalized customer service. As of August 3, 2013, the Company operated a total of 1,302 retail stores: 632 Gymboree® stores (582 in the United States, 43 in Canada, 1 in Puerto Rico and 6 in Australia), 163 Gymboree Outlet stores (161 in the United States and 2 in Puerto Rico), 135 Janie and Jack® shops and 372 Crazy 8® stores in the United States. The Company also operates online stores at www.gymboree.com, www.janieandjack.com and www.crazy8.com, and offers directed parent-child developmental play programs at 710 franchised and Company-operated Gymboree Play & Music® centers in the United States and 41 other countries.

Forward-Looking Statements

The foregoing financial information for the second fiscal quarter ended August 3, 2013 is unaudited and subject to quarter-end and year-end adjustments.  This press release contains forward-looking statements, including those relating to The Gymboree Corporation's anticipated future financial performance, such as those relating to its comparable store sales growth, Adjusted EBITDA, capital expenditures, cash flows and new store openings. Actual results could vary materially as a result of a number of factors, including the ongoing volatility in the commodities market for cotton, uncertainties relating to high levels of unemployment and consumer debt, volatility in the financial markets, general economic conditions, the Company’s ability to anticipate and timely respond to changes in trends and consumer preferences and customer reactions to new merchandise, service levels and new concepts, competitive market conditions, success in meeting the Company's delivery targets, the Company's promotional activity, gross margin achievement, the Company's ability to appropriately manage inventory, effects of future embargos from countries used to source product, the Company’s ability to attract and retain key personnel and other qualified team members, and other factors, including those discussed under “Risk Factors” in “Item 1A, Risk Factors,” of the Company’s Annual Report on Form 10-K for the fiscal year ended February 2, 2013 filed with the Securities and Exchange Commission (“SEC”) on May 2, 2013, and its subsequent SEC filings. The forward-looking statements contained in this press release reflect the Company's expectations as of the date hereof, and the inclusion of a projection or forward-looking statement in this press release should not be regarded as a representation by the Company that its plans or objectives will be achieved. The Company undertakes no obligation to update the information provided herein.

Gymboree, Janie and Jack, Crazy 8, and Gymboree Play & Music are registered trademarks of The Gymboree Corporation.

###

EXHIBIT A

THE GYMBOREE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	13 Weeks Ended		26 Weeks Ended
	August 3, 2013	July 28, 2012	August 3, 2013	July 28, 2012

	(in thousands)
Net sales:
Retail	$278,944	$259,114	$559,821	$547,230
Gymboree Play & Music	6,260	5,799	12,588	11,591
Retail Franchise	5,712	3,839	11,290	7,682
Total net sales	290,916	268,752	583,699	566,503

Cost of goods sold, including buying and occupancy expenses	(183,830)	(179,564)	(355,640)	(355,491)
Gross profit	107,086	89,188	228,059	211,012
Selling, general and administrative expenses	(102,023)	(95,595)	(206,152)	(187,334)
Operating income (loss)	5,063	(6,407)	21,907	23,678
Interest income	61	45	102	104
Interest expense	(20,467)	(21,193)	(40,869)	(42,851)
Loss on extinguishment of debt	-	-	-	(1,237)
Other income (expense), net	(111)	(24)	(102)	(90)
Loss before income taxes	(15,454)	(27,579)	(18,962)	(20,396)
Income tax benefit	6,129	13,513	6,789	10,500
Net loss	(9,325)	(14,066)	(12,173)	(9,896)
Net (income) loss attributable to noncontrolling interest	(25)	798	287	1,624

Net loss attributable to The Gymboree Corporation	$(9,350)	$(13,268)	$(11,886)	$(8,272)

EXHIBIT B

THE GYMBOREE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	August 3, 2013	February 2, 2013	July 28, 2012
	(in thousands)
Current assets
Cash and cash equivalents	$26,831	$33,328	$54,555
Accounts receivable	26,916	27,542	25,173
Merchandise inventories	214,981	197,935	220,209
Prepaid income taxes	4,037	2,903	5,295
Prepaid expenses	18,081	17,341	4,498
Deferred income taxes	36,378	31,383	41,328
Total current assets	327,224	310,432	351,058

Property and equipment, net	206,460	205,325	202,635
Goodwill	898,983	898,966	899,097
Other intangible assets	577,782	580,641	589,943
Deferred financing costs	36,819	40,040	44,695
Other assets	8,293	7,809	5,006

Total assets	$2,055,561	$2,043,213	$2,092,434

Current liabilities
Accounts payable	$100,794	$90,133	$84,964
Accrued liabilities	93,947	90,443	89,906
Total current liabilities	194,741	180,576	174,870

Long-term liabilities
Long-term debt	1,138,595	1,138,455	1,192,312
Lease incentives and other deferred liabilities	45,529	40,104	34,045
Unrecognized tax benefits	8,894	7,848	7,407
Deferred income taxes	229,548	234,593	239,985
Total liabilities	1,617,307	1,601,576	1,648,619

Stockholders' equity	438,254	441,637	443,815

Total liabilities and stockholders' equity	$2,055,561	$2,043,213	$2,092,434

EXHIBIT C

THE GYMBOREE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	26 Weeks Ended
	August 3, 2013	July 28, 2012
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(12,173)	$(9,896)
Adjustments to reconcile net loss to net cash provided by operating activities:
Loss on extinguishment of debt	-	1,237
Depreciation and amortization	23,684	28,923
Amortization of deferred financing costs and accretion of original issue discount	3,362	3,471
Interest rate cap contracts - adjustment to market	432	114
Deferred income taxes	(9,498)	(10,880)
Share-based compensation expense	2,974	2,917
Loss on disposal/impairment of assets	1,949	1,264
Other	-	1,430
Change in assets and liabilities:
Accounts receivable	645	(312)
Merchandise inventories	(16,803)	(10,084)
Prepaid income taxes	(1,166)	(1,557)
Prepaid expenses and other assets	(1,083)	933
Accounts payable	10,661	5,944
Accrued liabilities	(456)	(9,680)
Lease incentives and other deferred liabilities	8,062	6,612
Net cash provided by operating activities	10,590	10,436

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(23,228)	(18,516)
Other	(162)	(231)
Net cash used in investing activities	(23,390)	(18,747)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on Term Loan	-	(17,698)
Payments of deferred financing costs	-	(1,347)
Investment by affiliate of Parent	-	2,400
Dividend payment to Parent	(201)	-
Capital contribution received by noncontrolling interest	6,506	1,595
Net cash provided by (used in) financing activities	6,305	(15,050)
Effect of exchange rate fluctuations on cash and cash equivalents	(2)	6
Net decrease in cash and cash equivalents	(6,497)	(23,355)
CASH AND CASH EQUIVALENTS:
Beginning of period	33,328	77,910
End of period	$26,831	$54,555

EXHIBIT D

THE GYMBOREE CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

ADJUSTED EBITDA:

The Company defines "Adjusted EBITDA" as net income (loss) attributable to The Gymboree Corporation before interest (income) expense, income tax expense (benefit), and depreciation and amortization ("EBITDA") adjusted for other items, including gain or loss on extinguishment of debt, non-cash share-based compensation, loss on disposal/impairment of assets, sponsor management fees and expenses, as well as the impact of purchase accounting adjustments resulting from the acquisition of the Company by investment funds sponsored by Bain Capital Partners, LLC (the "Acquisition"), non-recurring and unusual items.

Adjusted EBITDA is not a performance measure under U.S. generally accepted accounting principles ("GAAP"), but is considered an important supplemental measure of the Company's performance and is believed to be used frequently by securities analysts, investors and other interested parties in the evaluation of similar retail companies. Adjusted EBITDA is not a presentation made in accordance with GAAP and the Company's computation of Adjusted EBITDA may vary from others in the industry. Adjusted EBITDA should not be considered an alternative to operating income or net income, as a measure of operating performance or cash flow, or as a measure of liquidity. Adjusted EBITDA has important limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP.

The table below provides a reconciliation of net loss attributable to The Gymboree Corporation to Adjusted EBITDA (in thousands):

	13 Weeks Ended		26 Weeks Ended
	August 3, 2013	July 28, 2012	August 3, 2013	July 28, 2012

Net loss attributable to The Gymboree Corporation	$(9,350)	$(13,268)	$(11,886)	$(8,272)
Reconciling items (a):
Interest expense	20,467	21,193	40,869	42,851
Interest income	(47)	(36)	(73)	(84)
Income tax benefit	(5,854)	(13,229)	(6,715)	(10,275)
Depreciation and amortization (b)	10,662	14,578	23,282	28,740
Non-cash share-based compensation expense	1,477	1,510	2,974	2,917
Loss on disposal/impairment on assets	1,571	1,202	1,871	1,264
Loss on extinguishment of debt	-	-	-	1,237
Other (c)	1,974	-	2,463	-
Acquisition-related adjustments (d)	3,899	4,481	7,992	8,879
Adjusted EBITDA	$24,799	$16,431	$60,777	$67,257

(a) Excludes amounts related to noncontrolling interest, which are already excluded from net loss attributable to The Gymboree Corporation.

(b) Includes the following (in thousands):
Amortization of intangible assets (impacts SG&A)	$384	$4,340	$2,642	$8,680
Amortization of below and above market leases (impacts COGS)	(376)	(487)	(762)	(1,035)
	$8	$3,853	$1,880	$7,645

(c) Other is comprised of a non-recurring change in reserves, restructuring charges, and executive-related hiring expenses.

(d) Include the following (in thousands):
Additional rent expense recognized due to the elimination of deferred rent and construction allowances in purchase accounting (impacts COGS)	$2,226	$2,308	$4,458	$4,632

Sponsor fees, legal and accounting, as well as other costs incurred as a result of the Acquisition or refinancing (impacts SG&A)	975	976	2,095	1,848

Decrease in net sales due to the elimination of deferred revenue related to the Company's co-branded credit card program in purchase accounting (impacts net sales)	698	1,197	1,439	2,399
	$3,899	$4,481	$7,992	$8,879

OTHER NON-GAAP FINANCIAL MEASURES:

	13 Weeks Ended		26 Weeks Ended
	August 3, 2013	July 28, 2012	August 3, 2013	July 28, 2012

Gross profit as reported	$107,086	$89,188	$228,059	$211,012
Acquisition-related adjustments	2,548	3,018	5,135	5,996
Adjusted gross profit excluding Acquisition-related adjustments (non-GAAP measure)	$109,634	$92,206	$233,194	$217,008

	13 Weeks Ended		26 Weeks Ended
	August 3, 2013	July 28, 2012	August 3, 2013	July 28, 2012

SG&A as reported	$(102,023)	$(95,595)	$(206,152)	$(187,334)

Acquisition-related adjustments	1,359	5,316	4,737	10,528
Other adjustments	1,974	-	2,463	-
	3,333	5,316	7,200	10,528
Adjusted SG&A excluding Acquisition-related and other adjustments (non-GAAP measure)	$(98,690)	$(90,279)	$(198,952)	$(176,806)

EXHIBIT E

THE GYMBOREE CORPORATION

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS

(Unaudited)

	13 Weeks Ended August 3, 2013
	Balance Before
	Consolidation of VIEs	VIEs*	Eliminations	As Reported
	(in thousands)
Net sales	$287,145	$4,998	$(1,227)	$290,916
Cost of goods sold, including buying and occupancy expenses	(182,693)	(1,341)	204	(183,830)
Gross profit	104,452	3,657	(1,023)	107,086
Selling, general and administrative expenses	(99,131)	(3,930)	1,038	(102,023)
Operating income (loss)	5,321	(273)	15	5,063
Other non operating (expense) income, net	(20,540)	23	-	(20,517)
Loss before income taxes	(15,219)	(250)	15	(15,454)
Income tax benefit	5,854	275	-	6,129
Net (loss) income	(9,365)	25	15	(9,325)
Net income attributable to noncontrolling interest	-	(25)	-	(25)

Net loss attributable to The Gymboree Corporation	$(9,365)	$-	$15	$(9,350)

	26 Weeks Ended August 3, 2013
	Balance Before
	Consolidation of VIEs	VIEs*	Eliminations	As Reported
	(in thousands)
Net sales	$576,625	$9,632	$(2,558)	$583,699
Cost of goods sold, including buying and occupancy expenses	(353,475)	(2,571)	406	(355,640)
Gross profit	223,150	7,061	(2,152)	228,059
Selling, general and administrative expenses	(200,762)	(7,576)	2,186	(206,152)
Operating income (loss)	22,388	(515)	34	21,907
Other non operating (expense) income, net	(41,023)	154	-	(40,869)
Loss before income taxes	(18,635)	(361)	34	(18,962)
Income tax benefit	6,715	74	-	6,789
Net loss	(11,920)	(287)	34	(12,173)
Net loss attributable to noncontrolling interest	-	287	-	287

Net loss attributable to The Gymboree Corporation	$(11,920)	$-	$34	$(11,886)

	13 Weeks Ended July 28, 2012
	Balance Before
	Consolidation of VIEs	VIEs*	Eliminations	As Reported
	(in thousands)
Net sales	$267,491	$3,056	$(1,795)	$268,752
Cost of goods sold, including buying and occupancy expenses	(178,513)	(1,202)	151	(179,564)
Gross profit	88,978	1,854	(1,644)	89,188
Selling, general and administrative expenses	(94,308)	(2,965)	1,678	(95,595)
Operating loss	(5,330)	(1,111)	34	(6,407)
Other non operating (expense) income, net	(21,201)	29	-	(21,172)
Loss before income taxes	(26,531)	(1,082)	34	(27,579)
Income tax benefit	13,229	284	-	13,513
Net loss	(13,302)	(798)	34	(14,066)
Net loss attributable to noncontrolling interest	-	798	-	798

Net loss attributable to The Gymboree Corporation	$(13,302)	$-	$34	$(13,268)

	26 Weeks Ended July 28, 2012
	Balance Before
	Consolidation of VIEs	VIEs*	Eliminations	As Reported
	(in thousands)
Net sales	$565,422	$5,199	$(4,118)	$566,503
Cost of goods sold, including buying and occupancy expenses	(354,562)	(1,444)	515	(355,491)
Gross profit	210,860	3,755	(3,603)	211,012
Selling, general and administrative expenses	(185,202)	(5,620)	3,488	(187,334)
Operating income (loss)	25,658	(1,865)	(115)	23,678
Other non operating (expense) income, net	(44,090)	16	-	(44,074)
Loss before income taxes	(18,432)	(1,849)	(115)	(20,396)
Income tax benefit	10,275	225	-	10,500
Net loss	(8,157)	(1,624)	(115)	(9,896)
Net loss attributable to noncontrolling interest	-	1,624	-	1,624

Net loss attributable to The Gymboree Corporation	$(8,157)	$-	$(115)	$(8,272)

EXHIBIT E (continued)

THE GYMBOREE CORPORATION

CONDENSED CONSOLIDATING BALANCE SHEETS

(Unaudited)

	August 3, 2013
	Balance Before
	Consolidation of VIEs	VIEs*	Eliminations	As Reported
	(in thousands)
Current assets	$316,457	$12,708	$(1,941)	$327,224
Non-current assets	1,725,168	3,169	-	1,728,337
Total assets	$2,041,625	$15,877	$(1,941)	$2,055,561

Current liabilities	$189,637	$6,850	$(1,746)	$194,741
Non-current liabilities	1,422,337	229	-	1,422,566
Total liabilities	$1,611,974	$7,079	$(1,746)	$1,617,307

Total stockholders' equity	429,651	-	(195)	429,456
Noncontrolling interest	-	8,798	-	8,798
Total liabilities and stockholders' equity	$2,041,625	$15,877	$(1,941)	$2,055,561

	February 2, 2013
	Balance Before
	Consolidation of VIEs	VIEs*	Eliminations	As Reported
	(in thousands)
Current assets	$303,344	$11,553	$(4,465)	$310,432
Non-current assets	1,730,865	1,916	-	1,732,781
Total assets	$2,034,209	$13,469	$(4,465)	$2,043,213

Current liabilities	$175,555	$9,244	$(4,223)	$180,576
Non-current liabilities	1,420,870	130	-	1,421,000
Total liabilities	$1,596,425	$9,374	$(4,223)	$1,601,576

Total stockholders' equity	437,784	-	(242)	437,542
Noncontrolling interest	-	4,095	-	4,095
Total liabilities and stockholders' equity	$2,034,209	$13,469	$(4,465)	$2,043,213

	July 28, 2012
	Balance Before
	Consolidation of VIEs	VIEs*	Eliminations	As Reported
	(in thousands)
Current assets	$342,064	$11,594	$(2,600)	$351,058
Non-current assets	1,740,298	1,078	-	1,741,376
Total assets	$2,082,362	$12,672	$(2,600)	$2,092,434

Current liabilities	$169,413	$7,950	$(2,493)	$174,870
Non-current liabilities	1,473,671	78	-	1,473,749
Total liabilities	$1,643,084	$8,028	$(2,493)	$1,648,619

Total stockholders' equity	439,278	-	(107)	439,171
Noncontrolling interest	-	4,644	-	4,644
Total liabilities and stockholders' equity	$2,082,362	$12,672	$(2,600)	$2,092,434

* The Variable Interest Entities ("VIEs") includes the results of Gymboree (China) Commercial and Trading Co. Ltd. and Gymboree (Tianjin) Educational Information Consultation Co. Ltd. While the Company does not control these two entities, they have been determined to be variable interest entities and their results have been consolidated by the Company.